                                                                   EXHIBIT 10.9



                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into by and between VIXEL CORPORATION ("the Company"), a Delaware corporation, and STUART BERMAN ("the Employee") (collectively, the "Parties"), effective as of February 17, 1998 ("Effective Date").

                                   WITNESSETH

WHEREAS, the Company desires to employ Employee and to assure itself of the continued services of Employee; and

WHEREAS, Employee desires to be employed by the Company under the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. EMPLOYMENT BY THE COMPANY. The Company hereby employs Employee as Vice President and Chief Technical Officer. Employee shall have the responsibilities, duties and authorities that are customarily associated with such position. The Company may modify Employee's duties and objectives at its discretion from time to time.

2. COMPENSATION. The Company agrees to pay Employee compensation (including base salary, and bonuses, if any) as follows. This compensation scheme and amount may be changed by the Company from time to time.

        2.1 SALARY. Employee's monthly base salary will be $12,083 (an annualized rate of $145,000) ("Base Salary") payable at such times as the Company's payroll obligations are normally paid. Employee's salary will be reviewed annually. However, unless the Company implements a salary reduction applicable to all other officers of the Company, in which case any reduction to Employee's salary will be proportionate to the salary reduction of all such officers as a group, Employee's salary will not be reduced.

        2.2 SAVINGS PLAN. The Company may make quarterly matching contribution payments into the Company's savings plan (the "Plan"). This amount may be adjusted from time to time and/or the Plan may be terminated at the sole election of the Company. A copy of the Plan is available upon Employee's request.

        2.3 BENEFITS. The Company also agrees to provide Employee with benefits consistent with Company policy and practice for its Employees, including participation in the Company's group health, life, and disability insurance plans for Employee and Employee's dependents. Details about these benefits are provided in the Company's employee handbook and summary plan descriptions.



                                       1.

        2.4 ADDITIONAL COMPENSATION. The Company may, but has no obligation to, also award Employee discretionary compensation, bonuses and benefits ("Additional Compensation"). The amount of the Additional Compensation, if any, and the criteria for determining the amount of the Additional Compensation, if any, shall be at the sole discretion of the Company.

        2.5 REPURCHASE RIGHT. (a) In the event Employee voluntarily terminates his employment with the Company, or is terminated for Cause (as defined below), any time after the Effective Date, then the Company shall have the right at any time within ninety (90) days after such termination to repurchase from employee or his personal representative, as the case may be (the "Repurchase Right"),

                      (i) up to 353,645 shares of Common Stock, at the purchase price paid by Employee; provided, however, that on the last day of each month following the Effective Date in which the Employee remains employed by the Company, 14,736 shares of Common Stock, up to a total of 353,645 shares, shall be fully vested in Employee and shall no longer be subject to the Company's Repurchase Right, in accordance with the vesting schedule attached hereto as Exhibit A; and

                      (ii) up to 124,347 shares of Common Stock issued pursuant to the exercise of stock options, at the exercise price per share paid by Employee, (together with the 353,645 shares of Common Stock referred to in the preceding paragraph, the "Shares"); provided, however, that on the last day of each month following the Effective Date in which the Employee remains employed by the Company, 4,288 shares of Common Stock, up to a total of 124,347 shares, shall be fully vested in Employee and shall no longer be subject to the Company's Repurchase Right, in accordance with the vesting schedule attached hereto as Exhibit A. For purposes of this Agreement, "Cause" shall mean (i) fraud, (ii) misappropriation of funds of a material nature for personal gain,
(iii) commission of a crime involving dishonesty, fraud, larceny or embezzlement, (iv) material breach of Section 3 or Section 6 of this Agreement, and (v) the willful refusal to carry out the reasonable directions of the Board of Directors within a reasonable time after receipt of notice from the Board, setting forth the instructions in sufficient detail. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause pursuant to clause (v) above unless and until there shall have been delivered to Employee a copy of a resolution, duly adopted by the Board of Directors at a meeting of the Board of Directors called and held (after five (5) days' notice to the Employee of such meeting and an opportunity for him, together with his counsel, to be heard before the Board of Directors at such meeting) for the purposes of finding that in the good faith opinion of the Board of Directors the Employee was guilty of the conduct set forth in clause (v) above.

               (b) The Company shall be entitled to pay for any Shares purchased pursuant to its Repurchase Right at the Company's option in cash or by offset against any indebtedness owing to the Company by Employee (including without limitation any Note given in payment for the Shares).

               (c) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Employee's employment for any reason, with or without cause.

               (d) The Repurchase Right shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 8. Such notice shall identify the number of shares to be purchased and shall notify Employee of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the time period specified in Section 2.5(a) herein.

               (e) If, from time to time during the term of the Repurchase
Right:

                      (i) There is any stock dividend or other distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company; or

                      (ii) There is any consolidation, merger or sale of all, or substantially all of the assets of the Company;

then, in such event, any and all new, substituted or additional securities or other property to which Employee is entitled by reason of its ownership of the Shares shall be immediately subject to the Repurchase Right with the same force and effect as the Shares.

               (f) All certificates representing the Shares subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

                      (i) "The shares represented by this certificate are subject to an option set forth in an agreement between the Company and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of the Company. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."

                      (ii) "The securities represented by this certificate have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company that such registration is not required."

                      (iii) Any legend required by appropriate blue sky officials.

               (g) Employee shall not transfer by sale, assignment, hypothecation, donation or otherwise any of the Shares or any interest therein subject to the Repurchase Right without the prior express written consent of the Company. Notwithstanding the foregoing, Employee shall be permitted to transfer the Shares or any interest therein to a trust established for the sole benefit of Employee or any of Employee's spouse, children or grandchildren, or to a limited liability company or partnership of which Employee's spouse, children or grandchildren and/or trusts for their benefit will be the members or general and limited partners; provided that any such transferee furnishes a written agreement to be bound by and comply with the provisions of this Section 2.5.

               (h) The Repurchase Right in this Section 2.5 shall inure to the benefit of the successors and assigns of the Company, and subject to the restrictions on transfer herein set forth, shall be binding upon the Employee, his successors and assigns. In the event that the Company shall be prohibited by Delaware corporate law or other legal restriction from exercising the Repurchase Right, the Repurchase Right shall be assignable by the Company to stockholders of the Company who are also represented on the Board of Directors of the Company.

3. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT OBLIGATIONS. Employee agrees to execute, and to be bound by, a Proprietary Information and Inventions Agreement ("Proprietary Information Agreement") in the form attached hereto as Exhibit B, the terms of which are incorporated herein by reference.

4. EMPLOYEE HANDBOOK. By signing this Agreement, Employee acknowledges that he has received, read and agrees to be bound by, the Company's employee handbook. Employee agrees to abide by all Company policies and procedures.

5. ADDITIONAL ACTIVITIES. Employee agrees that during the period of Employee's employment by the Company, Employee will not, without the Company's express written consent, engage in any employment or business activity other than for the Company that would adversely affect Employee's ability to perform his obligations hereunder.

6.      COVENANT NOT TO COMPETE.

        6.1 Employee agrees that during his employment with the Company whether full-time or half-time and for a period of twenty-four (24) months after the Effective Date, not to directly or indirectly participate in, engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), have any ownership interest in, participate in the financing, operation, management or control of, or otherwise deal or become associated with (collectively, the "Restricted Activities") any person, firm, corporation or business that engages in a "Restricted Business" (as defined below).

        Notwithstanding the foregoing, Employee shall not be prohibited from engaging in a Restricted Activity with a business unit(s) of an enterprise that does not engage in a Restricted Business. Further, nothing herein shall prohibit Employee from purchasing or otherwise acquiring up to (but not more than) one percent of any class of securities of any enterprise if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

        6.2 As used herein, the term "Restricted Business" shall mean the design, development, marketing or sales of network storage interconnect and switch systems including but not limited to interconnect hardware, storage resource management software, and network storage switch, hub, and bridge software.

        6.3 In the event that any provision of this Section is more restrictive than permitted by the law of the jurisdiction in which the Company seeks enforcement thereof, the provisions of this Section shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise unenforceable. Such invalidity or unenforceability shall not affect any other terms herein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms hereof. In addition, if any one or more of the terms contained in this Section shall for any reason be held to be excessively broad or of an overly long duration that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Moreover, notwithstanding any judicial determination that any provision of this Section is not specifically enforceable, the parties intend that the Company shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

7. AT-WILL RELATIONSHIP; TERMINATION OF EMPLOYMENT. Employee and the Company each acknowledge that either Party has the right to terminate Employee's employment with the Company at any time for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in a written instrument signed by a duly authorized officer of the Company.

8. NOTICES. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or delivered by registered or certified mail (return receipt requested), or private overnight mail (delivery confirmed by such service), to the following addresses, or to such other address as either Party shall designate by notice in writing to the other in accordance herein: if to the Company: 11911 Northcreek Parkway South, Suite 100, Bothell, WA 98011,
Attention: President; if to Employee: at such address provided to the Company by the Employee.

9. ARBITRATION. To ensure rapid and economical resolution of any and all disputes directly or indirectly arising out of or in any way connected with Employee's employment with the Company or the termination of that employment, with the sole exception of disputes which arise under Section 2.5, Section 6 or Employee's Proprietary Information Agreement, (collectively, the "Arbitrable Claims"), the Company and Employee each agree that any and all such disputes, whether of law or fact of any nature whatsoever, shall be resolved by final and binding arbitration under the procedures set forth in Exhibit C to this Agreement and the then existing American Arbitration Association ("AAA") arbitration procedures (except insofar as they are inconsistent with the procedures set forth in Exhibit C). The Arbitrable Claims shall include, but shall not be limited to: any and all such claims related to salary, bonuses, commissions, vacation pay, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law;

contract law; wrongful discharge; discrimination; fraud; defamation; and emotional distress; and breach of the implied covenant of good faith and fair dealing. Employee and the Company acknowledge and agree that any and all rights they may otherwise have to resolve such Arbitrable Claims by jury trial, by a court, or in any forum other than the AAA, are hereby expressly waived.

10.     GENERAL.

        10.1 ENTIRE AGREEMENT. This Agreement sets forth the complete, final and exclusive embodiment of the entire agreement between Employee and the Company with respect to the subject matter hereof. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties, representations or agreements. This Agreement may not be amended or modified except in a written instrument signed by Employee and a duly authorized officer or director of the Company.

        10.2 SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, then the remaining terms and provisions shall be unimpaired. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

        10.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each Party, and inure to the benefit of each Party, its heirs, successors and assigns. However, because of the unique and personal nature of Employee's duties under this Agreement, Employee may not delegate the performance of his duties under this Agreement.

        10.4 APPLICABLE LAW. This Agreement shall be deemed to have been entered into, and it shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

        10.5 FORUM. Any action to enforce or requiring interpretation of this Agreement must be brought in a forum located within the State of California.

        10.6 HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        10.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Parties have duly authorized and caused this Agreement to be executed as follows:

STUART BERMAN                                VIXEL CORPORATION,
                                             a Delaware corporation


By:      /s/ STUART BERMAN                   By:       /s/ STEPHEN M. SMITH
   --------------------------------             --------------------------------

Dated:   2/17/98                             Title:    VP Finance
      -----------------------------                -----------------------------

                                             Dated:
                                                   -----------------------------

                                    EXHIBIT A

                                VESTING SCHEDULE

The 353,645 shares of restricted founder's Common Stock subject to the Company's Repurchase Right shall vest as follows:

                Number of Shares                      Date of Earliest Vesting

                    14,736                                    02/28/98

                    14,736                                    03/31/98

                    14,736                                    04/30/98

                    14,736                                    05/31/98

                    14,736                                    06/30/98

                    14,736                                    07/31/98

                    14,736                                    08/31/98

                    14,736                                    09/30/98

                    14,736                                    10/31/98

                    14,736                                    11/30/98

                    14,736                                    12/31/98

                    14,736                                    01/31/99

                    14,736                                    02/28/99

                    14,736                                    03/31/99

                    14,736                                    04/30/99

                    14,736                                    05/31/99

                    14,736                                    06/30/99

                    14,736                                    07/31/99

                    14,736                                    08/31/99

                    14,736                                    09/30/99

                Number of Shares                      Date of Earliest Vesting

                    14,736                                    10/31/99

                    14,736                                    11/30/99

                    14,736                                    12/31/99

                    14,717                                   01/31/2000

        The 124,347 shares of Common Stock issued pursuant to the exercise of stock options subject to the Company's Repurchase Right shall vest as follows:


                Number of Shares                      Date of Earliest Vesting

                    4,288                                     02/28/98

                    4,288                                     03/31/98

                    4,288                                     04/30/98

                    4,288                                     05/31/98

                    4,288                                     06/30/98

                    4,288                                     07/31/98

                    4,288                                     08/31/98

                    4,288                                     09/30/98

                    4,288                                     10/31/98

                    4,288                                     11/30/98

                    4,288                                     12/31/98

                    4,288                                     01/31/99

                    4,288                                     02/28/99

                    4,288                                     03/31/99

                    4,288                                     04/30/99

                    4,288                                     05/31/99


                    4,288                                     06/30/99

                    4,288                                     07/31/99

                    4,288                                     08/31/99

                    4,288                                     09/30/99

                    4,288                                     10/31/99

                    4,288                                     11/30/99

                    4,288                                     12/31/99

                    4,288                                    01/31/2000

                    4,288                                    02/28/2000

                    4,288                                    03/31/2000

                    4,288                                    04/30/2000

                    4,288                                    05/31/2000

                    4,283                                    06/30/2000

                                    EXHIBIT B

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

        As an Employee of VIXEL CORPORATION (the "Company"), and as a condition of my employment by the Company and in consideration of the compensation now and hereafter paid to me, I agree to the following:

1.      MAINTAINING CONFIDENTIAL INFORMATION

        (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company ("Board"), any proprietary information of the Company. I will obtain the Board's written approval before publishing or submitting for publication any material (written, verbal or otherwise) that relates to any work at the Company and/or incorporates any proprietary information. I hereby recognize that all Proprietary Information will be the sole property of the Company and its assigns.

        (b) PROPRIETARY INFORMATION. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the company. Notwithstanding the foregoing, it is understood that, "Proprietary Information" does not include, and at all such times I am free to use to whatever extent and in whichever way I wish information (a) which is generally known to the public or in the trade or industry, (b) is known to me at the time of its first disclosure to me by the Company (c) becomes known to me lawfully from a third party without any restriction on disclosure, and (d) my own, skill, knowledge, know-how and experience.

        (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive Proprietary Information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such Proprietary Information in the strictest confidence and not to, except as is consistent with the Company's agreement with the third party, disclose it to any person, firm or corporation or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company.

        (d) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, in breach of any agreement or unlawfully use or disclose any confidential information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers or companies unless previously and specifically consented to in writing by the particular employer or company.

2.      ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS

        (a) INVENTIONS AND ORIGINAL WORKS RETAINED BY ME. I have attached hereto as Exhibit A a complete disclosure of all inventions, original works of authorship, developments, improvements, and trade secrets that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of an item on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to disclose such on Exhibit A but in the applicable space on Exhibit A I am only to disclose a cursory name for each such invention, a listing of all parties to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A



                                       1.

space is provided on Exhibit A for such purpose. If no disclosure is attached, I represent that there are no such inventions.

        (b) INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE COMPANY. I agree that I will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company all my right, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, as a consequence of and during the period of my employment with the Company. I recognize that, in the event of a specifically applicable state law, regulation, rule or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

        (c) WORKS MADE FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C.
Section 101). To the extent that any original works of authorship created by me for the company and in furtherance of my employment by the Company would be deemed not to be "works made for hire," unless specially ordered or commissioned, I and the Company hereby mutually agree that such works are specially ordered or commissioned. To the extent that such works are not deemed to be "works made for hire," as that term is defined in the Copyright Act because, for example, I am deemed to be an independent contractor and/or such works do not fall within the category of works which are commissionable as "works made for hire," I hereby assign to the Company, as author, all of my right, title and interest in the Copyright to such works.

        (d) INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE UNITED STATES. I hereby assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever full title to same is required to be in the United States by a contract between the Company and the United States or any of its agencies.

        (e) OBTAINING LETTERS PATENT, COPYRIGHT REGISTRATIONS AND OTHER PROTECTIONS.

               (i) I will assist the Company in every proper way to obtain and enforce United States and foreign proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end I will execute, verify and deliver (A) such documents and perform such other acts (including appearing as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof and (B) assignments of such proprietary rights to the Company or its designee. Company shall reimburse me for my reasonable expenses in conjunction with the foregoing.

               (ii) My obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

               (iii) In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf lawfully to execute and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. Such appointment is coupled with an interest. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Company.

        (f) OBLIGATION TO KEEP THE COMPANY INFORMED. In addition to my obligations under paragraph 2(b) above, during the period of my employment and for one (1) year after termination of my employment for any reason, unless prohibited by a subsequent employer (if such invention or improvement was not conceived or reduced to practice as a consequence of and during my employment with the Company), I will promptly disclose to the Company in summary form and in writing all patent applications filed by me or on my behalf. At the time of each such disclosure, I will advise the Company in writing of any inventions that I believe fully qualify for protection under a Specific Inventions Law, if any. I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement. I will preserve the confidentiality of any such invention that does not qualify fully for protection under a Specific Inventions Law, if any. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all proprietary information developed by me and all inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

3.      NO CONFLICTS OR SOLICITATION

        (a) In addition to the obligations set forth in Section 6 of the Employment Agreement dated of even date herewith (the "Employment Agreement"), I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage or prepare to engage in any activity in competition with the Company or concurrently accept employment, provide services to, or establish a business relationship with a business or individual engaged in or preparing to engage in competition with the Company. For the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not (a) induce any executive, director, consultant or independent contractor of the Company to leave the service of the Company or (b) solicit the business of any client or customer of the Company (other than on behalf of the Company). If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

4.      NO CONFLICTING OBLIGATIONS

I represent that my performance of all the terms of this Agreement and as an Employee of the Company does not and will not breach any agreement or obligation of mine relating to any time prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment.

5.      RETURN OF COMPANY DOCUMENTS

When I leave the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns whether kept at the Company, home or elsewhere. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel confirming the above and my obligations under this Agreement.

6.      NOTIFICATION OF NEW EMPLOYER

In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

7.      LEGAL AND EQUITABLE REMEDIES

Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8.      GENERAL PROVISIONS

        (a) NOT AN EMPLOYMENT CONTRACT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

        (b) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, excluding conflicts of laws principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in ____________________ Counties for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

        (c) ENTIRE AGREEMENT. This Agreement, Exhibit 1 attached hereto and the Employment Agreement hereby incorporated herein, set forth the final, complete and exclusive agreement and understanding between the Company and me relating to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by both the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        (d) SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

        (e) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

        (f) SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        (g) WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        (h) NOTICE. All notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery or, if sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.

        I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT 1 TO THIS AGREEMENT.

Dated:  2/17/98
      -----------------------

           /s/ Stuart Berman
----------------------------------------
               Signature


----------------------------------------
             STUART BERMAN


----------------------------------------
                Address


----------------------------------------

ACCEPTED AND AGREED TO:

Vixel Corporation
11911 Northcreek Parkway South, Suite 100
Bothell, WA 98011

By:_____________________________________

Title:__________________________________

                                    EXHIBIT 1


TO:     VIXEL CORPORATION

FROM:   _____________________________

RE:     PRIOR INVENTIONS

DATE:   _____________________________


        1. Except as listed in Section 2 below the following is a complete disclosure of all inventions or improvements relevant to the subject matter of my employment by Vixel Corporation (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

[ ]     No inventions or improvements.

[ ]     See below.

[ ]     Additional sheets attached.


        3. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following parties:

------------------------------------------------------------------------------------------------------
    INVENTION OR IMPROVEMENT                PARTY                          RELATIONSHIP
------------------------------------------------------------------------------------------------------
1.
------------------------------------------------------------------------------------------------------
2.
------------------------------------------------------------------------------------------------------
3.
------------------------------------------------------------------------------------------------------

[ ]     Additional sheets attached.



                                       1.

        I. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):


[ ]     No inventions or improvements.

[ ]     See below.

[ ]     Additional sheets attached.


Date:____________________                    Very truly yours,



                                             ___________________________________
                                             STUART BERMAN



                                       2.

                                    EXHIBIT C

                              ARBITRATION PROCEDURE


1. The Parties agree that any dispute that arises in connection with this Agreement or the termination of this Agreement shall be resolved by binding arbitration in the manner described below.

2. A Party intending to seek resolution of any dispute under the Agreement by arbitration shall provide a written demand for arbitration to the other Party, which demand shall contain a brief statement of the issues to be resolved.

3. The arbitration shall be conducted by the American Arbitration Association ("AAA"). At the request of either Party, subject to paragraph ten (10) below regarding judicial enforcement of the decree or judgment of an award rendered by the arbitrator, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator(s) in secrecy under seal, available for inspection only by the Parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, unless compelled by legal process.

4. The arbitrator(s) is required to disclose any circumstances that might preclude the arbitrator from rendering an objective and impartial determination.

5. The Party demanding arbitration shall promptly request that AAA conduct a scheduling conference within fifteen (15) days of the date of that Party's written demand for arbitration or on the first available date thereafter on the arbitrator's calendar. The arbitration hearing shall be held within thirty (30) days after the scheduling conference or on the first available date thereafter on the arbitrator's calendar. Nothing in this paragraph shall prevent a Party from at any time seeking temporary equitable relief, from AAA or any court of competent jurisdiction, to prevent irreparable harm pending the resolution of the arbitration.

6. Discovery shall be conducted as follows: (a) prior to the arbitration any Party may make a written demand for lists of the witnesses to be called and the documents to be introduced at the hearing; (b) the lists must be served within fifteen (15) days of the date of receipt of the demand, or one (1) day prior to the arbitration, whichever is earlier; and (c) each Party may take no more than two depositions (pursuant to the procedures of California law) with a maximum of five hours of examination time per deposition, and no other form of pre-arbitration discovery shall be permitted.



                                       1.

7. It is the intent of the Parties that the Federal Arbitration Act ("FAA") shall apply to the enforcement of this provision unless it is held inapplicable by a court with jurisdiction over the dispute, in which event California law with regard to arbitration shall apply.

8. The arbitrator(s) shall apply California law, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or repletion of Company property. The arbitrator(s) shall also be able to award actual, general or consequential damages, but shall not award any other form of damage (e.g., punitive damages).

9. Each Party shall pay its pro rata share of the arbitrator's fees and expenses, in addition to other expenses of the arbitration approved by the arbitrator, pending the resolution of the arbitration. The losing party shall pay the other Party's reasonable attorneys' fees while each party shall be responsible for its own witness fees and other expenses incurred for its own benefit. The arbitrator(s) shall have authority to award the payment of such witness fees and other expenses to the prevailing Party, as appropriate in the discretion of the arbitrator.

10. The arbitrator(s) shall render a written award setting forth the reasons for the arbitration decision. The decree or judgment of an award rendered by the arbitrator may be entered and enforced in any court having jurisdiction over the Parties. The award of the arbitrator(s) shall be final and binding upon the Parties without appeal or review except as permitted by the FAA, or if the FAA is not applicable, as permitted by California law.

11. The Parties agree that the arbitration procedures set forth in this Exhibit C shall be superseded and replaced by any change the Company makes to its arbitration procedures that are generally applicable to its employees, provided that any such change is no more restrictive on the Employee than the procedures set forth herein.